SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549



                             -----------------



                                 FORM 8-K



                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  December 9, 1994




                     AMERICAN PREMIER UNDERWRITERS, INC.
             (Exact name of registrant as specified in charter)





        Pennsylvania                 1-1569        23-6000765
(State or other jurisdiction      (Commission     (IRS Employer
      of incorporation)           File Number)    Identification No.)



     One East Fourth Street, Cincinnati, Ohio       45202
     (Address of principal executive offices)     (Zip Code)



Registrant's telephone number, including area code:  (513)-579-6600

Item 5.   Other Events.
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          On December 9, 1994, the Registrant entered into an
Agreement and Plan of Acquisition and Reorganization (the "Agreement") with American Financial Corporation ("AFC") pursuant to which the Registrant will acquire AFC through the issuance to AFC's shareholders of 28.6 million common shares of a new entity that would be created to own both the Registrant and AFC. As part of the Agreement, each outstanding common share of the Registrant would be converted into one common share of the new entity, which would be named American Premier Group, Inc.

          Copies of the Agreement and the Registrant's press release announcing the Agreement are filed as Exhibits (2) and (20) hereto, respectively, and are incorporated herein by reference.


Item 7.   Financial Statements, Pro Forma Financial Information
- ------    --------- ----------  --- ----- --------- -----------
          and Exhibits.
          --- --------

    (c)   Exhibits:

          Exhibit Number
         (Referenced to
          Item 601 of
          Regulation S-K)
          ---------------

          (2) Agreement and Plan of Acquisition and Reorganization by and among American Premier Group, Inc., the Registrant, American Premier Sub, Inc., American Financial Corporation and AFC Sub, Inc. dated as of December 9, 1994, incorporated by reference to
              Exhibit 2 to the Registration Statement on Form S-4 No. 33-56813 (filed December 12, 1994) of American Premier Group, Inc.

         (20) Registrant's press release, dated December 12,
              1994.

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







                                SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly author-ized.

                                 AMERICAN PREMIER UNDERWRITERS, INC.



Date:  December 16, 1994         By:     Robert W. Olson
                                    ------------------------------
                                         Robert W. Olson
                                        Senior Vice President,
                                    General Counsel and Secretary


































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